Exhibit 10.1
SEVENTH AMENDMENT
TO LOAN AND SECURITY AGREEMENT

This SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated to be effective as of February 21, 2024 (this “Amendment”) is made among SUPER MICRO COMPUTER, INC., a Delaware corporation (“SMCI”, together with any other party hereto as a Borrower, individually, a “Borrower” and, collectively, the “Borrowers”), the Lenders (as defined below) party to this Amendment, and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as administrative agent for the Lenders (in such capacity, “Agent”).
Background
A.    WHEREAS, Borrowers, Agent and the financial institutions party thereto from time to time (the “Lenders”) have entered into that certain Loan and Security Agreement, dated as of April 19, 2018, (as amended, restated, amended and restated, modified or supplemented from time to time, the “Loan Agreement”). All capitalized terms used and not otherwise defined in this Amendment are used as defined in the Loan Agreement, as amended hereby.
B.    WHEREAS, Agent and Lenders have agreed to amend certain terms of the Loan Agreement subject to the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth and for other good and valuable consideration, Borrowers, Agent and Lenders hereby agree as follows:
Agreement
1.Amendments to the Loan Agreement.
(a)New Definitions. The following new definitions shall hereby be added to Section 1.1 of the Loan Agreement in proper alphabetical order, to read as follows:
Permitted Bond Hedge Transaction: any call or capped call option (or substantively equivalent derivative transaction) relating to the SMCI’s common Equity Interests purchased by SMCI in connection with the issuance of the Permitted Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction does not exceed $200,000,000.
Permitted Convertible Indebtedness: senior, unsecured Debt of SMCI that is convertible into shares of common stock of SMCI’s Equity Interests (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock or such other securities); provided, that the aggregate outstanding amount of such Debt shall not exceed $2,000,000,000.
(b)Amendment to the Definition of “Restricted Investment” in Section 1.1 of the Loan Agreement. The definition of “Restricted Investment” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Restricted Investment: any Investment by a Borrower or Subsidiary, other than (a) Investments in Subsidiaries to the extent existing on the U.S. Closing Date with respect to U.S. Borrowers and the Dutch Closing Date with respect to Dutch Borrower; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) loans and advances permitted under Section 10.2.7; (d) Investments in connection with,

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and the performance of obligations under (including for the avoidance of doubt, the entry into, payment of any premium with respect to, and the settlement of), any Permitted Convertible Notes or any Permitted Bond Hedge Transaction, in each case in accordance with its terms; and (e) other Investments (including Permitted Acquisitions) so long as the Payment Conditions are satisfied with respect to each such Investment .”
(c)Amendment to Section 10.2.1 of the Loan Agreement. Section 10.2.1 of the Loan Agreement is hereby amended as follows: clauses (k) and (l) of Section 10.2.1 of the Loan Agreement are hereby deleted in their entireties to read as follows and replaced with clauses (k), (l), and (m) as follows:
(k) the Debt on account of Permitted Intercompany Loans;
(l) the Debt in connection with the (i) Permitted Bond Hedge Transaction and (ii) Permitted Convertible Indebtedness; and
(m) Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $5,000,000 in the aggregate at any time.
(d)Amendment to Section 10.2.4 of the Loan Agreement. Section 10.2.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Distributions; Upstream Payments. Declare or make any Distributions, except (i) Upstream Payments; and (ii) any Distribution so long as the Payment Conditions are satisfied with respect to such Distribution; or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the U.S. Closing Date as shown on Schedule 9.1.15; and (iii) any required payment with respect to, or required early unwind or settlement of, any Permitted Bond Hedge Transaction, in each case, in accordance with the terms of the agreement governing such Permitted Bond Hedge Transaction.”
(e)Amendment to Section 10.2.6 of the Loan Agreement. Section 10.2.6 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
10.2.6 Disposition of Assets. Make any Asset Disposition, except (a) a Permitted Asset Disposition, (b) a disposition of Equipment under Section 8.4.2, or (c) a transfer of Property by a Subsidiary or Obligor to a Borrower, or (d) the early unwinding, settlement, or termination of any Permitted Bond Hedge Transaction.
(f)Amendment to Section 10.2.8 of the Loan Agreement. Section 10.2.8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
10.2.8 Restrictions on Payment of Certain Debt. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); or (b) Borrowed Money (other than the Obligations) prior to its due date under the agreements evidencing such Debt as in effect on the U.S. Closing Date with respect to the U.S. Borrower and the Dutch Closing Date with respect to the

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Dutch Borrower (or, in each case, as amended thereafter with the consent of Agent); provided that Borrowers may make payments of principal, interest and fees otherwise prohibited above so long as the Payment Conditions are satisfied with respect to such payment; provided, further, that this Section 10.2.8 will not apply to any cash payments in connection with the settlement of conversions of Permitted Convertible Indebtedness incurred in compliance with clause (l) of Section 10.2.1.
(g)Amendment to Section 10.2.15 of the Loan Agreement. Section 10.2.15 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
10.2.15 Hedging Agreements. Enter into any Hedging Agreement, except to hedge risks arising (a) in the Ordinary Course of Business and not for speculative purposes and (b) pursuant to the Permitted Bond Hedge Transaction.
2.Representations and Warranties. In order to induce Agent and each Lender to enter into this Amendment, each Borrower represents and warrants to Agent and each Lender that the following statements are true, correct and complete on and as of the date hereof:
(a)Representations and Warranties. The execution, delivery and performance of this Amendment has been duly authorized and this Amendment constitutes the legal, valid and binding obligation of each Borrower enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. Each Borrower hereby represents and warrants to Agent and each Lender as of the date hereof no Default or Event of Default shall have occurred and be continuing. The information included in any Beneficial Ownership Certification is true and correct in all respects.
(b)Incorporation of Representations and Warranties from Loan Agreement. After giving effect to this Amendment, the representations and warranties contained in Section 9 of the Loan Agreement are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.
3.Effectiveness. This Amendment shall become effective, as of the date first set forth above upon receipt by the Agent of the executed counterparts of this Amendment from the Borrowers and each of the Lenders.
4.Binding Effect; Ratification.
(a)Upon the effectiveness of this Amendment and thereafter this Amendment shall be binding on the Agent, Borrowers and Lenders and their respective successors and assigns.
(b)On and after the execution and delivery hereof, this Amendment shall be a part of the Loan Agreement and each reference in the Loan Agreement to “this Loan Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other Loan Document to the Loan Agreement shall mean and be a reference to such Loan Agreement as amended hereby.
(c)Except as expressly amended hereby, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

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5.Miscellaneous.
(a)THIS AMENDMENT SHALL BE SUBJECT TO SECTIONS 14.15, 14.16 AND 14.17 OF THE LOAN AGREEMENT, WHICH ARE INCORPORATED HEREIN BY REFERENCE.
(b)Borrowers agree to pay on demand all reasonable and documented out of pocket costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto.
(c)Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.
(d)This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.
6.Release.
(a)In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, on behalf of itself and its successors, assigns and other legal representatives (each Borrower and all such other persons being hereinafter referred to collectively as “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent and each Lender and all such other persons being hereinafter referred to collectively as “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Releasors may now or hereafter own, hold, have or claim to have against Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with the Loan Agreement or any of the other Loan Documents or transactions thereunder or related thereto.
(b)It is the intention of Borrowers that this Amendment and the release set forth above shall constitute a full and final accord and satisfaction of all Claims that they may have or hereafter be deemed to have against Releasees as set forth herein. In furtherance of this intention, each Borrower, on behalf of itself and each other Releasor, expressly waives any statutory or common law provision that would otherwise prevent the release set forth above from extending to Claims that are not currently known or suspected to exist in any Releasor’s favor at the time of executing this Amendment and which, if known by Releasors, might have materially affected the agreement as provided for hereunder. Each Borrower, on behalf of itself and each other Releasor, acknowledges that it is familiar with Section 1542 of California Civil Code:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR

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HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
(c)Each Borrower, on behalf of itself and each other Releasor, waives and releases any rights or benefits that it may have under Section 1542 to the full extent that it may lawfully waive such rights and benefits, and each Borrower, on behalf of itself and each other Releasor, acknowledges that it understands the significance and consequences of the waiver of the provisions of Section 1542 and that it has been advised by its attorney as to the significance and consequences of this waiver.
(d)Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(e)Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

SUPER MICRO COMPUTER, INC.,
a Delaware corporation

By:     /s/ Charles Liang
Name:     Charles Liang
Title:    Chief Executive Officer,
President, Chairman

SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
(SMCI)
SIGNATURE PAGE

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and a Lender

By:    /s/ Sunnie Kim
Name: Sunnie Kim
Title: Senior Vice President

SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
(SMCI)
SIGNATURE PAGE

ING CAPITAL LLC,
as a Lender

By:    /s/ Jean Grasso
Name:     Jean Grasso
Title:     Managing Director

By:    /s/ Jeff Chu
Name:     Jeff Chu
Title: Director

SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
(SMCI)
SIGNATURE PAGE

BMO BANK, N.A.,
as a Lender

By:    /s/ Samantha Mendez
Name: Samantha Mendez
Title: Vice President
SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
(SMCI)
SIGNATURE PAGE